                                                             Exhibit 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement #333-13991 of West TeleServices Corporation on Form S-1 of our report on the consolidated financial statements of West TeleServices Corporation and Subsidiaries dated November 5, 1996, (November , 1996 as to Note J) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated November 5, 1996 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Omaha, Nebraska

November  , 1996

                               ----------------

  The accompanying consolidated financial statements retroactively reflect the formation of West TeleServices Corporation and its combination with five interrelated predecessor businesses previously under common control and management, which is to be effected prior to the effective date of this Registration Statement. The above consent is in the form which will be signed by Deloitte & Touche LLP upon consummation of such combination, which is described in Note J of Notes to Consolidated Financial Statements, and assuming that, from November 5, 1996 to the date of such combination, no other events shall have occurred, other than those described in Note J of Notes to Consolidated Financial Statements, that would affect the accompanying consolidated financial statements and notes thereto.

DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska

November 10, 1996